SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   February 28, 2003

CBRL GROUP, INC.

Tennessee

0-25225

62-1749513

(State or Other Jurisdiction

(Commission File Number)

(I.R.S. Employer

of Incorporation)

Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

 (615) 444-5533

#

Item 5.  Other Events and Regulation FD Disclosure

CBRL Group, Inc. issued a press release announcing that it has been authorized by its Board of Directors to repurchase up to 2 million additional shares of its common stock.  Such repurchases are expected to be made from time to time in open market transactions.

Item 7.  Financial Statements and Exhibits

(a)

Financial Statements.  None.

(b)

Pro Forma Financial Information.  None.

(c)

Exhibits.

99.1  Press Release dated February 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2003

CBRL GROUP, INC.

By:

/s/James F. Blackstock

Name:

James F. Blackstock

Title:

Senior Vice President, General

Counsel and Secretary

Exhibit 99.1

Contact:

Lawrence E. White

SeniorVice President,

Finance and Chief Financial Officer

615-444-5533

CBRL GROUP, INC. ANNOUNCES A NEW SHARE REPURCHASE

AUTHORIZATION FOR 2 MILLION SHARES

LEBANON, Tenn. – (February 28, 2003) – CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today announced that it has been authorized by its Board of Directors to repurchase up to 2 million additional shares of its common stock.  Such repurchases are expected to be made from time to time in open market transactions.  The Company had approximately 49.4 million shares outstanding at the end of its second fiscal quarter on January 31, 2003.

Thus far this fiscal year, the Company has repurchased 2 million shares of its common stock for total consideration of approximately $53.9 million, or $26.93 per share.  Since its first share repurchase authorization in fiscal 1999, the Company has repurchased just over 17.6 million shares of its common stock for total consideration of approximately $411.7 million, or $23.35 per share.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 469 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 95 company-operated and 12 franchised Logan’s Roadhouse restaurants in 17 states.